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                                                                    Exhibit 1(f)


                            KIMCO REALTY CORPORATION
                            (a Maryland corporation)

                                  Common Stock

                                TERMS AGREEMENT
                                ---------------


                                             Dated: December 11, 2001


To:      Kimco Realty Corporation
         3333 New Hyde Park Road
         New Hyde Park, New York 11042-0020

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

         We understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell 1,000,000 shares of its common stock, $.01 par value per share (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Salomon Smith Barney Inc. (the "Underwriter") offers to purchase 1,000,000 Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below), at the purchase price set forth below.


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The Underwritten Securities shall have the following terms:

Title of Securities:

         Common Stock, $.01 par value per share

Number of Shares:

         1,000,000 (plus an additional 500,000 shares of Common Stock to be delivered on December 21, 2001).(1)

Public offering price per share:

         $50.36

Purchase price per share:

         $47.78(2)

Number of Option Securities, if any, that may be purchased by the Underwriters:

         None

Delayed Delivery Contracts:

         Not authorized

Closing date and location:

         December 17, 2001(3)
         Sidley Austin Brown & Wood LLP
         875 Third Avenue
         New York, New York  10022

         All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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(1)      Reference is hereby made to the Company's three-for-two split of its
         Common Stock, payable on December 21, 2001 to shareholders of record on December 10, 2001. For each share of common stock purchased hereby, the purchaser will receive .5 shares of common stock after the close of business on December 21, 2001, unless the purchaser sells these shares prior to the close of business on December 21, 2001. Subsequent transferees of shares of common stock offered hereby who purchase these shares prior to the close of business on December 21, 2001, will receive .5 shares of common stock for each share of common stock transferred to them.

(2) For an aggregate purchase price of $47,780,000, representing payment in full for the account of the Underwriter of the purchase price for 1,000,000 shares of Common Stock.

(3) The Company acknowledges its obligation to deliver an additional 500,000 shares of Common Stock after the close of business on December 21, 2001 in connection with its three-for-two split of its Common Stock.


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         In addition to the representations and warranties of the Company contained in Section 1 of the Underwriting Agreement, the Company represents and warrants to you that the 500,000 shares of Common Stock issuable on December 21, 2001 in connection with the Company's three-for-two split of its Common Stock, will have been duly and validly authorized and reserved for issuance by all necessary corporate action and such shares, when issued, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares will not be subject to preemptive or other similar rights; and such shares conform in all material respects to the descriptions thereof in the Prospectus.

         In addition to the covenants of the Company contained in Section 4 of the Underwriting Agreement, the Company covenants with you that it will reserve and keep available through December 24, 2001, free of preemptive or other similar rights, 500,000 shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to deliver 500,000 shares of Common Stock as of the close of business on December 21, 2001 in connection with its three-for-two split of its Common Stock.

         In addition to the opinions of Latham & Watkins and Ballard Spahr Andrews & Ingersoll, LLP delivered pursuant to Section 6 of the Underwriting Agreement, such counsel shall also deliver an opinion to the effect that the 500,000 shares of Common Stock to be delivered on December 21, 2001 in connection with the Company's three-for-two split of its Common Stock have been duly and validly authorized and reserved for issuance by all necessary corporate action on the part of the Company and such shares, when issued in accordance with the charter of the Company will be duly and validly issued and will be fully paid and non-assessable and the issuance of such shares will not be subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge, otherwise.












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         Please accept this offer no later than 7:00 P.M. (New York City time)
on December 11, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                             Very truly yours,

                                             SALOMON SMITH BARNEY INC.

                                             By:   /s/ DOUG SESLER
                                                -------------------------------
                                                Name:  Doug Sesler
                                                Title: Managing Director


Accepted:

KIMCO REALTY CORPORATION

By:  /s/  GLENN COHEN
   --------------------------------
   Name:  Glenn Cohen
   Title: Treasurer


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